Exhibit 23.1
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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the inclusion in this Proxy Statement of our report dated March 23, 2001 related to the statements of revenue and certain expenses of Sheridan Plaza at Inverness, LLC for the years ended December 31, 2000 and 1999. It should be noted that we have not audited any financial statements of Sheridan Plaza at Inverness, LLC subsequent to December 31, 2000 or performed any audit procedures subsequent to the date of our report.


                                             /s/ ARTHUR ANDERSEN LLP
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                                             ARTHUR ANDERSEN LLP


Denver, Colorado
May 21, 2001